Exhibit 99.1

EDITORIAL CONTACT:

Amy Flores
+1 408 236 1594
amy_flores@keysight.com

INVESTOR CONTACT:

Jason Kary
+1 707 577 6916
jason_kary@keysight.com

Keysight Technologies Reports Fourth-Quarter 2014 Results

Highlights:

•	Revenues of $762 million, up 8 percent year-over-year

•	Full-year revenues of $2.93 billion, up 2 percent year-over-year

•	GAAP operating margin of 17 percent

•	Non-GAAP operating margin of 21 percent(1)

•	First-quarter fiscal year 2015 revenue guidance of $675 million to $715 million

•	Completed separation from Agilent Technologies Inc.

•	Listed on NYSE, ticker symbol KEYS

SANTA ROSA, Calif., Nov. 17, 2014 - Keysight Technologies, Inc. (NYSE: KEYS) today reported revenues of $762 million for the fourth fiscal quarter ended Oct. 31, 2014, up eight percent compared with one year ago. Fourth-quarter GAAP operating margin was 17 percent. Fourth-quarter non-GAAP operating margin was 21 percent. Full-year revenues of $2.93 billion were up 2 percent year-over-year.

Keysight completed its separation from Agilent Technologies on November 1 and began trading on the NYSE under the ticker symbol KEYS on Nov. 3. Full financial results for the fiscal quarter were reported today by Agilent Technologies.

“Fourth quarter revenues and operating margin were above the mid-point of our guidance range as we delivered another quarter of solid financial results while launching Keysight as an independent public company,” said Ron Nersesian, Keysight president and CEO.

“Consistent with what we have said over the past year, our strategic intent is to drive growth through wireless, modular and software solutions. We will continue to focus on these areas going forward, as well as on meeting our commitments as we did this quarter,” Nersesian added.

Keysight’s first-quarter 2015 revenues are expected to be in the range of $675 million to $715 million. First-quarter non-GAAP operating margin is expected to be in the range of 14 to 17 percent (1).

About Keysight Technologies

Keysight Technologies, Inc. (NYSE:KEYS) is a global electronic measurement technology and market leader helping to transform its customers’ measurement experience through innovations in wireless, modular, and software solutions. Keysight’s electronic measurement instruments, systems, software and services are used in the design, development, manufacture, installation, deployment and operation of electronic equipment. The business had revenues of $2.9 billion in fiscal year 2014. Information about Keysight is available at www.keysight.com.

Keysight’s management will present more details about its fourth-quarter FY2014 financial results on a conference call with investors today at 1:15 p.m. PST. This event will be webcast in listen-only mode. Listeners may log on and select “Q4 2014 Keysight Technologies, Inc. Results Conference Call” in the “Investor News & Events - Upcoming Events” section at www.investor.keysight.com. The webcast will remain on the company site for 90 days.

A telephone replay of the conference call will be available at approximately 4:15 p.m. PST, Nov. 17 through Nov. 30 by dialing +1 855 859 2056 (or +1 404 537 3406 from outside the United States) and entering pass code 14790761.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Keysight’s separation of the electronic measurement business; future revenues, earnings and profitability; the future demand for the company’s products and services; and customer expectations. These forward-looking statements involve risks and uncertainties that could cause Keysight’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; customer purchasing decisions and timing, and the risk that we are not able to realize the savings expected from integration and restructuring activities.

In addition, other risks that Keysight faces include those detailed in Keysight’s filings with the Securities and Exchange Commission, including our Form 10, and amendments thereto. Forward-looking statements are based on the beliefs and assumptions of Keysight’s management and on currently available information. Keysight undertakes no responsibility to publicly update or revise any forward-looking statement.

Non-GAAP Measures

Keysight uses a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. The definition of these non-GAAP financial measures may differ from similarly titled measures used by others, and such non-GAAP measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. Keysight generally uses non-GAAP financial measures to facilitate management’s comparisons to historic operating results, to competitors’ operating results and to guidance provided to investors. In addition, Keysight believes that the use of these non-GAAP financial measures provide greater transparency to investors of information used by management in its financial and operational decision-making.

(1) Non-GAAP operating margin exclude the impacts of acquisition and integration costs, pre- separation costs, transformational initiatives, asset impairment charges, restructuring-related costs, and non-cash intangibles amortization. A reconciliation between GAAP operating margin and non-GAAP operating margin is set forth on the attached tables.

With respect to guidance, most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided.

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NOTE TO EDITORS: Further technology, corporate citizenship and executive news is available at www.keysight.com/go/news.

KEYSIGHT TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP INCOME FROM OPERATIONS RECONCILIATIONS
(In millions)
(Unaudited)
PRELIMINARY

	Year Ended		Three Months Ended
	October 31,		October 31,
	2014	2013	2014	2013
Non-GAAP Income from Operations	$559	$544	$160	$134
Restructuring related reversals/(expense)	3	(15)	—	2
Asset impairment charges	—	(1)	—	—
Acceleration of sharebased compensation expense related to workforce reduction	—	(1)	—	(1)
Transformational program expense	(1)	(4)	—	—
Amortization of intangibles	(8)	(9)	(2)	(2)
Acquisition and integration expenses	(1)	(8)	—	(1)
Non-recurring pre-seperation and transaction expenses	(78)	(2)	(27)	(2)
Other	(5)	(8)	(1)	(2)
GAAP Income from Operations	$469	$496	$130	$128

Historical amounts are reclassified to conform with current presentation.

We provide non-GAAP income from operations in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to the amortization of intangible assets, transformational program expenses, the impact of restructuring and related charges, acquisition and integration costs and pre-separation costs. Some of the exclusions, such as impairments, may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day-to-day business of selling our products and services). These reasons provide the basis for management's belief that the measures are useful.

Restructuring costs include incremental expenses incurred in the period associated with publicly announced major restructuring programs, usually aimed at material changes in business and/or cost structure. Such costs may include one-time termination benefits, asset impairments, facility-related costs and contract termination fees.

Transformational programs include expenses incurred in the period associated with targeted cost reduction activities such as manufacturing transfers, small site consolidations, reorganizations, insourcing or outsourcing of activities. Such costs may include move and relocation costs, one-time termination benefits and other one-time reorganization costs.

Acquisition and integration costs include all incremental expenses incurred to effect a business combination that have been expensed during the period. Such acquisition costs may include advisory, legal, accounting, valuation and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, information technology systems and infrastructure and other employee-related costs.

Non-recurring pre-separation and transaction costs include all incremental expenses incurred in order to effect the separation of Keysight from Agilent through the November distribution date, including the cost of new hires specifically required to operate two separate companies. The intent is to only include in non-
GAAP expenses what would not have been incurred if we had no plan to spin-off.

Our management uses this non-GAAP measure to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that investors benefit from seeing our results "through the eyes" of management in addition to seeing our GAAP results. This information facilitates our management's internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangible assets and restructuring charges can have a material impact on our cash flows and/or our net income. Our GAAP financial statements, including our statement of cash flows, portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company's profit and loss, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company's performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation from non-GAAP to GAAP income from operations is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC. AND SUBSIDIARIES
ORDERS,REVENUE AND INCOME FROM OPERATIONS
(In millions, except where noted)
(Unaudited)
PRELIMINARY

	Year Ended		Three Months Ended
	October 31,		October 31,
	2014	2013	2014	2013
Orders	$2,963	$2,866	$760	$742
Revenue	$2,933	$2,888	$762	$705
Non-GAAP Income from Operations	$559	$544	$160	$134
Percentage of revenue	19%	19%	21%	19%

GAAP Income from Operations	$469	$496	$130	$128
Percentage of revenue	16%	17%	17%	18%

Non-GAAP Income from operations reflects our results under our management reporting system. These results are not necessarily in conformity with US GAAP financial measures. Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary Orders, Revenue and Income from Operation's is estimated based on our current information.